EXHIBIT D(22)(C)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is dated as of the 1st day of April, 2010 (the “Effective Date”), between Evergreen Investment Management Company, LLC (“EIMC”), an indirect, wholly owned subsidiary of Wells Fargo & Company (“Wells Fargo”) and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), Wells Capital Management Incorporated (“Wells Cap”), also an indirect, wholly owned subsidiary of Wells Fargo and an investment adviser registered under the Advisers Act, and The Variable Annuity Life Insurance Company (“VALIC”), a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Advisers Act.

WHEREAS, pursuant to that certain Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”), dated as of December 31, 2008, by and between VALIC and EIMC, EIMC agreed to serve as sub-adviser for all or a portion of the assets the Covered Fund(s) of VALIC Company I (“VC I”);

WHEREAS, EIMC desires to assign all of its rights, duties and obligations under the Sub-Advisory Agreement to Wells Cap;

WHEREAS, Wells Cap desires to assume all of EIMC’s rights, duties and obligations under the Sub-Advisory Agreement; and

WHEREAS, EIMC has obtained a legal opinion dated December 14, 2009, from Paul, Hastings, Janofsky & Walker LLP (the “Opinion”), a copy of which it has provided to Wells Cap and VALIC, concluding that the transfer of the Sub-Advisory Agreement from EIMC to Wells Cap as described in the Opinion should not result in an “assignment” of the Sub-Advisory Agreement within the meaning of Section 2(a)(4) of the Investment Company Act of 1940, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained in the Sub-Advisory Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which EIMC, Wells Cap and VALIC hereby acknowledge, the parties agree as follows:

1.	Each capitalized term used but not defined in this Agreement shall have the meaning ascribed to it in the Sub-Advisory Agreement.

2.	As of the Effective Date first noted above, EIMC hereby assigns to Wells Cap all of its rights, duties and obligations as sub-adviser for the Covered Fund(s) under the Sub-Advisory Agreement.

3.	Wells Cap hereby accepts the assignment of all of EIMC’s rights, duties and obligations as sub-adviser for the Covered Fund(s) under the Sub-Advisory Agreement and agrees to be bound thereby.

4.

VALIC hereby consents to the assignment by EIMC of all of EIMC’s rights, duties and obligations as sub-adviser for the Covered Fund(s) under the Sub-Advisory Agreement to Wells Cap and the assumption by Wells Cap of such rights, duties and obligations.

5.

Nothing in this Agreement shall be deemed to supersede, enlarge or modify any of the provisions of the Sub-Advisory Agreement, all of which shall survive the execution and delivery of this Agreement. If any conflict exists between the terms of this Agreement and the terms of the Sub-Advisory Agreement, the terms of the Sub-Advisory Agreement shall govern and control.

6.

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

7.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date first above written.

EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC

By: /s/ Matt Marotz
Name: Matt Marotz
Title: Client Service Manager

ATTEST:

Attest: /s/Sara Yauk
Name: Sara Yauk
Title: Client Service Consultant

WELLS CAPITAL MANAGEMENT INCORPORATED

By: /s/ Matt Marotz
Name: Matt Marotz
Title: Client Service Manager

ATTEST:

Attest: /s/Sara Yauk
Name: Sara Yauk
Title: Client Service Consultant

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ Kurt W. Bernlohr
Name: Kurt W. Bernlohr
Title: Senior Vice President

ATTEST:

Attest: /s/ Shana L. Walker
Name: Shana L. Walker
Title: Paralegal

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